Exhibit 99.1

Ault Alliance Announces Record Preliminary 2022 Revenue of $134 Million, up 156% from 2021

Preliminary revenue for the fourth quarter of 2022 of $34.4 million, an increase of 340% from the prior fourth fiscal quarter

LAS VEGAS--(BUSINESS WIRE) – February 13, 2023 – Ault Alliance, Inc. (NYSE American: AULT), a diversified holding company (“Ault Alliance” or the “Company”) today announced preliminary unaudited revenue for the three months and year ended December 31, 2022.

Ault Alliance’s December 31, 2022 highlights include:

•	Preliminary revenue for the three months ended December 31, 2022 increased by $26.6 million, or 340%, to $34.4 million, from $7.8 million for the three months ended December 31, 2021; and

•	Preliminary revenue for the year ended December 31, 2022 increased by $81.8 million, or 156%, to a record $134.2 million, from $52.4 million for the year ended December 31, 2021.

Preliminary unaudited revenue by business segment are as follows:

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
Business Segment	2022	2021	2022	2021
Giga-tronics Inc.	$8,800,000	$6,383,000	$30,300,000	$25,581,000
Imperalis Holding Corp. (TurnOnGreen)	1,700,000	1,038,000	5,500,000	5,346,000
Technology and finance:
Ault Lending, LLC	4,600,000	(2,761,000)	36,800,000	16,854,000
The Singing Machine Company	7,100,000	-	24,200,000	-
BitNile, Inc. cryptocurrency mining	5,300,000	2,757,000	16,700,000	3,450,000
Hotels, real estate and data center:
Ault Global Real Estate Equities, Inc.	3,900,000	-	16,700,000	-
Alliance Cloud Services, LLC	300,000	258,000	1,100,000	788,000
Energy and infrastructure:
Circle 8 Newco LLC crane operations	2,700,000	-	2,700,000	-
Other	-	145,000	200,000	381,000
Total revenue	$34,400,000	$7,820,000	$134,200,000	$52,400,000

Milton “Todd” Ault, III, the Company’s Executive Chairman, stated, “We remain focused on delivering strong revenue growth and are pleased to report record revenue for 2022 with higher revenue across all business segments. We welcome the Circle 8 crane business to the Ault Alliance family and are pleased to see their contribution to revenue since the December 19, 2022 date of the acquisition. In spite of the strong headwinds our Bitcoin mining operations faced during the year, I’m very proud of all that the team has accomplished and the growth we were able to achieve in 2022, and I look forward to continued top-line growth in 2023.”

For more information on Ault Alliance and its subsidiaries, Ault Alliance recommends that stockholders, investors, and any other interested parties read Ault Alliance’s public filings and press releases available under the Investor Relations section at www.ault.com or available at www.sec.gov.

About Ault Alliance, Inc.

Ault Alliance, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Ault Alliance owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, Ault Alliance extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Alliance’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.Ault.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.Ault.com.

Contacts

IR@Ault.com or 1-888-753-2235